EXHIBIT 24

                               POWER OF ATTORNEY

     Each person whose signatures appear below hereby constitutes and appoints GEORGE W. ASTRIKE and MARK A. SCHROEDER, and each of them, the true and lawful attorneys-in-fact and agents, with full power of substitution and re-
substitution,  for  him  and in his  name,  place  and  stead,  in any  and  all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), the Registration Statement on Form S-4 for German American Bancorp in connection with the acquisitions of FSB Bank and The Citizens State Bank and any and all amendments (including post effective amendments) to the original Registration Statement filed February 26, 1998, the Pre-Effective Amendment No. 1 to Registration Statement, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Effective as of February 25, 1998.



/s/Richard Trent
Richard Trent


/s/John M. Gutgsell
John M. Gutgsell


/s/David G. Buehler
David G. Buehler


/s/David B. Graham
David B. Graham


/s/William R. Hoffman
William R. Hoffman


/s/Michael B. Lett
Michael B. Lett


/s/Gene C. Mehne
Gene C. Mehne


/s/A. Wayne ("Skip") Place, Jr.
A. Wayne ("Skip") Place, Jr.


/s/Robert L. Ruckriegel
Robert L. Ruckriegel


/s/Larry J. Seger
Larry J. Seger


/s/Joseph F. Steurer
Joseph F. Steurer


/s/Chet L. Thompson
Chet L. Thompson